Exhibit 10.44

LETTER AGREEMENT

November 4, 2003

Wachovia Bank, National Association,

        as Administrative Agent for the Lenders

One Wachovia Center, TW-5

Charlotte, North Carolina 28288-0479

Attention: Douglas Boothe

RE:	Amended and Restated Credit Agreement dated as of April 14, 2003 (as previously amended and as further amended, restated or otherwise modified from time to time, the “Credit Agreement”; capitalized terms used herein shall have the meanings ascribed thereto in the Credit Agreement unless otherwise defined herein) by and among The Pantry, Inc. (the “Borrower”), the Domestic Subsidiaries of the Borrower from time to time party thereto, as Guarantors, the Lenders from time to time party thereto and Wachovia Bank, Notional Association, as administrative agent (the “Administrative Agent”)

Ladies and Gentlemen:

Pursuant to Section 2.1(f) of the Credit Agreement, the Borrower hereby requests the extension of an Incremental Revolver in the amount of $4,000,000. Wachovia Bank, National Association, in its individual capacity as a Lender (“Wachovia”), hereby agrees to meet the Borrower’s financing request by increasing its Revolving Commitment by $4,000,0000. Accordingly, as of the date hereof, the Revolving Committed Amount shall be increased from $52,000,000 to $56,000,0000.

The Borrower represents and warrants to the Lenders that no Default or Event of Default has occurred and is continuing as of the date hereof and no Default or Event of Default shall occur after giving effect to this letter agreement (this “Letter Agreement”) and any transactions to be made on the date hereof.

The Guarantors acknowledge and consent to all of the terms and conditions of this Letter Agreement and agree that this Letter Agreement and all documents executed in connection herewith do not operate to reduce or discharge the Guarantors’ obligations under the Credit Documents. Except as specifically modified hereby or otherwise agreed, the Credit Agreement is hereby ratified and confirmed and shall remain in full force and effect according to its terms.

This Letter Agreement, (a) shall constitute a Credit Document under the terms of the Credit Agreement, (b) may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument and (c) shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York. Delivery of executed counterparts of this Letter Agreement by telecopy shall be effective as an original and shall constitute a representation that an original shall be delivered.

[Signature Page Follows]

The Borrower, the Guarantors, Wachovia and the Administrative Agent have caused this Letter Agreement to be duly executed on the date first above written.

THE PANTRY, INC., a Delaware corporation,
as the Borrower

By:	/s/ Daniel J. Kelly

Name:	Daniel J. Kelly
Title:	Chief Financial Officer, Vice President-Finance and
Secretary

R & H MAXXON, INC., a South Carolina corporation,
as a Guarantor

By:	/s/ Daniel J. Kelly

Name:	Daniel J. Kelly
Title:	Executive Vice President and Assistant Secretary

KANGAROO, INC., a Georgia corporation,
as a Guarantor

By:	/s/ Daniel J. Kelly

Name:	Daniel J. Kelly
Title:	Executive Vice President and Assistant Secretary

WACHOVIA BANK, NATIONAL ASSOCIATION,
in its capacity as a Lender

By:	/s/ Douglas Boothe

Name:	Douglas Boothe
Title:	Director

WACHOVIA BANK, NATIONAL ASSOCIATION,
as the Administrative Agent on behalf of the Lenders in accordance with the terms of Section 2.1(f) of the Credit Agreement

By:	/s/ Douglas Boothe

Name:	Douglas Boothe
Title:	Director

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